UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

LIMITLESS X HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56453	81-1034163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9777 Wilshire Blvd., #400, Beverly Hills, CA 90212

Registrant’s telephone number, including area code: (855) 413-7030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2026, Michael Braun notified the Board of Directors (the “Board”) of Limitless X Holdings Inc. (the “Company”) of his decision to resign as a member of the Board, effective June 30, 2026. Mr. Braun’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Braun for his service on the Board.

As of the date of this Current Report on Form 8-K, the Board has not appointed a director to fill the vacancy created by Mr. Braun’s resignation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2026, the Company filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Amendment to the Certificate of Designation of Class B Convertible Preferred Stock, as amended (the “Class B Amendment”), decreasing the number of shares designated as Class B Convertible Preferred Stock from 11,000,000 to 1,500,000, which became effective upon filing. On October 20, 2026, the Company filed with the Delaware Secretary of State (i) a Certificate of Amendment to the Second Amended and Restated Certificate of Designation of Class C Convertible Preferred Stock (the “Class C Amendment”), decreasing the number of shares designated as Class C Convertible Preferred Stock from 5,000,000 to 500,000; and (ii) a Certificate of Designations designating 20,000,000 shares of Class F Convertible Preferred Stock (the “Class F Certificate” and, together with the Class B Amendment and the Class C Amendment, the “Filed Instruments”). Each of the Class C Amendment and the Class F Certificate became effective as of October 19, 2026.

The Class B Amendment and the Class C Amendment decreased the number of shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), designated to each class as follows:

Class / Series	Designated Before	Reduction	Designated After
Class B Convertible Preferred Stock	11,000,000	(9,500,000)	1,500,000
Class C Convertible Preferred Stock	5,000,000	(4,500,000)	500,000
Total	16,000,000	(14,000,000)	2,000,000

The Class B Amendment was approved by the Board pursuant to the authority granted under Article IV of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and in accordance with Section 151(g) of the Delaware General Corporation Law, without the consent of the holders of Class B Convertible Preferred Stock because the reduction affects only shares that were unissued. The Class C Amendment was approved by the Board and by the holders of a majority of the outstanding Class C Convertible Preferred Stock.

The 14,000,000 shares of Preferred Stock eliminated from the Class B Convertible Preferred Stock and Class C Convertible Preferred Stock resumed the status of authorized but unissued and undesignated shares of Preferred Stock. The Amendments do not change the total number of shares of Preferred Stock the Company is authorized to issue, which remains 30,000,000 shares. Following the filings, the designations are: 500,000 shares of Class A Convertible Preferred Stock, 1,500,000 shares of Class B Convertible Preferred Stock, 500,000 shares of Class C Convertible Preferred Stock, 5,000,000 shares of Series D 15% Cumulative Redeemable Perpetual Preferred Stock, and 20,000,000 shares of Class F Convertible Preferred Stock, with 2,500,000 shares remaining authorized but undesignated. No outstanding shares were cancelled, converted or otherwise affected by the Amendments or the Class F Certificate.

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The Class F Preferred Stock will be issuable as part of Units in the Company’s Regulation A offering of up to 20,000,000 Units at an offering price of $1.25 per Unit. Each share of Class F Preferred Stock will have no dividend rights and a liquidation preference of $1.25 per share, and will be convertible at the option of the holder into one share of Common Stock. The Company may direct mandatory conversion upon (i) a change in control, (ii) the closing price of the Common Stock being at least $2.50 per share for five consecutive trading days, or (iii) the listing of the Common Stock on a national securities exchange.

Beginning on the five-year anniversary of the applicable issuance date, the Company may redeem Class F Preferred Stock at $1.25 per share. The Class F Preferred Stock ranks junior to the Class A, Class B and Class C Preferred Stock and Series D 15% Cumulative Redeemable Perpetual Preferred Stock, has no voting rights except as required by law, and is subject to a 19.99% beneficial ownership limitation on conversion.

The foregoing description of the Filed Instruments and the Class F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Filed Instruments, copies of which are filed as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Designation of Class B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on October 19, 2026 and effective as of October 19, 2026
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Designation of Class C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on October 20, 2026 and effective as of October 19, 2026
3.3	Certificate of Designations of Class F Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on October 20, 2026 and effective as of October 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITLESS X HOLDINGS INC.

By:	/s/ Jaspreet Mathur
Name:	Jaspreet Mathur
Title:	Chief Executive Officer
Date:	October 23, 2026

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